Exhibit 10.19

AMENDMENT NO. 1 TO AMENDMENT AND RESTATEMENT OF
SHAREHOLDER AGREEMENT

     THIS AMENDMENT NO. 1 TO AMENDMENT AND RESTATEMENT OF SHAREHOLDER AGREEMENT (this “Amendment No. 1”) is entered into as of the 7th day of April, 2005 by and among IRWIN HOME EQUITY CORPORATION (the “Corporation”), IRWIN FINANCIAL CORPORATION (“Irwin Financial”) and ELENA DELGADO (“Delgado”) for the purpose of amending that certain Shareholder Agreement among the parties hereto as of October 8, 1996, as amended and restated as of December 22, 2004 (the “Shareholder Agreement”). Capitalized terms not otherwise defined herein have the same meanings as specified in the Shareholder Agreement.

     WHEREAS, the parties entered into the Shareholder Agreement under circumstances and for reasons set forth more particularly in the Recitals contained in the Shareholder Agreement, and

     WHEREAS, on March 18, 2005, the Corporation exercised its Call right under the Shareholder Agreement to repurchase the Delgado Shares; and

     WHEREAS, the parties desire to amend the Call exercise and purchase provisions contained in Section 2.01 (“Call Right”) to better reflect the original intent of the parties.

     NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Amendment to Section 2.01. The fourth sentence of Section 2.01 of the Shareholder Agreement is, effective as of March 18, 2005, deleted and replaced with the following:

     “In the event that the Corporation exercises its Call with respect to the remaining 3.64 shares, the purchase price (“Repurchase Price”) for each Delgado Share to be purchased pursuant to the Call Notice shall be equal to the “Fair Market Value” thereof as defined and to be determined in accordance with Section 2.02 hereof, plus interest thereon from December 31, 2004 to the Call Closing Date at two percent (2.0%) over the national prime rate as reported in The Wall Street Journal as of the last business day of each month (the “National Prime Rate”).”

     2. Effect on Shareholder Agreement. The Shareholder Agreement is and shall continue to be in full force and effect and is hereby in all respect ratified and confirmed.

     3. Counterparts. This Amendment No. 1 may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement.

     4. Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Indiana.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 as of the date first written above.

IRWIN HOME EQUITY CORPORATION:
By:	/s/ Thomas D. Washburn
Thomas D. Washburn
Chairman

IRWIN FINANCIAL CORPORATION:
By:	/s/ Gregory F. Ehlinger
Gregory F. Ehlinger
Senior Vice President and Chief Financial Officer

DELGADO:
By:	/s/ Elena Delgado
Elena Delgado